EXHIBIT 5.1

                              OPINION RE: LEGALITY




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                              Lillick & Charles LLP
                                Attorneys at Law
                             Two Embarcadero Center
                          San Francisco, CA 94111-3996
                                 (415) 984-8200

                                 April 27, 2000

rfaye@lillick.com                                                   415-984-8365

California Community Bancshares, Inc.
One Maritime Plaza, Suite 825
San Francisco,, California 94111

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 filed by California Community Bancshares, Inc ("California Community") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,222,385 shares of California Community Common Stock, $0.01 par value, (the "Shares") to be issued in connection with the grant and exercise of options under the Revised California Community Bancshares, Inc. 1999 Stock Option Plan (the "Stock Option Plan"):

         We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.

                                                    Very truly yours,

                                                    /s/ Lillick & Charles LLP
                                                    LILLICK & CHARLES LLP




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